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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 6, 1995




                          TOREADOR ROYALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                       0-2517                  75-0991164
(STATE OR OTHER JURISDICTION          (COMMISSION              (IRS EMPLOYER
     OF INCORPORATION)                FILE NUMBER)           IDENTIFICATION NO.)



                            530 PRESTON COMMONS WEST
                               8117 PRESTON ROAD
                              DALLAS, TEXAS  75225
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (214) 369-0080
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         Item 5.  OTHER EVENTS.

         On October 6, 1995, Toreador Royalty Corporation (the "Company") announced that it had acquired an additional 11.5% working interest in the five well Matador Field location in Motley County, Texas. Toreador previously held a 25% working interest as well as a 15% royalty interest in this property. Under the terms of the agreement, Toreador invested $207,600, adding an estimated 42,400 net barrels to its reserves at an acquisition cost of $4.90 per barrel. The Matador Field is still under development with two additional wells anticipated to be drilled before the close of 1995.

         In a separate transaction, the Company announced on October 10, 1995 that its Board of Directors (the "Board") authorized the purchase of up to 100,000 shares of the Company's common stock, representing 1.9% of Toreador's currently outstanding shares. Purchases will be made in open market or through privately negotiated transactions from time to time and depending upon market conditions.

         The Company owns in excess of 530,000 net mineral acres located primarily in the Texas Panhandle and West Texas. In addition, the Company owns working or royalty interest in Texas, New Mexico, Oklahoma, Arkansas and Louisiana. The Company's Common Stock is traded in the NASDAQ stock market under the symbol "TRGL."

         Item 7.  FINANCIAL STATEMENTS IN EXHIBITS.

                 (c)      Exhibits

                          Item        Exhibit

                          99.1 Press Release issued by Toreador Royalty Corporation on October 6, 1995.

                          99.2 Press Release issued by Toreador Royalty Corporation on October 10, 1995.





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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       TOREADOR ROYALTY CORPORATION



Date:    October 12, 1995              By: /s/ Peter R. Vig
                                           -------------------------------------
                                           Peter R. Vig, Chief Executive Officer





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                               INDEX TO EXHIBITS


          Item
         Number         Exhibit

          99.1 Press Release issued by Toreador Royalty Corporation on October 6, 1995.

          99.2 Press Release issued by Toreador Royalty Corporation on October 10, 1995.





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